Exhibit 4.29

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                          AIRTOUCH COMMUNICATIONS, INC.


                                ---------------,
                              as Call Option Holder

                                ----------------
                               as Collateral Agent

                                       AND

                                ---------------,

                      as Unit Agent and as Attorney-In-Fact


                                ----------------

                                PLEDGE AGREEMENT

                                ----------------



                          Dated as of __________, 199__



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                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT, dated as of __________, 199__, is made among AIRTOUCH COMMUNICATIONS, INC., a Delaware corporation (the "Company," as such term is more fully defined in the Master Unit Agreement referred to below), _______________, as Call Option Holder, _______________, as Collateral Agent, and _______________, as Unit Agent and as attorney-in-fact of the Holders from time to time of the Units.

         RECITALS:

         A. The Company and the Unit Agent are parties to the Master Unit Agreement, dated as of the date hereof (as the same may be supplemented or amended from time to time in accordance with the terms thereof, the "Master Unit Agreement"). The Master Unit Agreement contemplates that the QUIPS(sm)*, Junior Subordinated Debentures and Treasury Securities that from time to time underlie the Units be pledged to the Collateral Agent to secure the obligations of the Holders of Units under the Purchase Contracts and Call Options that underlie such Units.

         B. Pursuant to the terms of the Principal Agreements and the Unit Certificates, the Holders from time to time of the Units irrevocably authorize the Unit Agent, as attorney-in-fact of such Holders, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Pledged Securities underlying such Units as provided herein and subject to the terms hereof.

         NOW, THEREFORE, the Company, the Call Option Holder, the Collateral Agent and the Unit Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Units, agree as follows:

         1. DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) capitalized terms used herein and not defined are used herein as defined in the Master Unit Agreement; and

         (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Aggregate Consideration Deliverable on Exercise of the Call Options" has the meaning specified in the Call Option Agreement.

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*     QUIPS is a servicemark of _______________

         "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Applicable Treasury Regulations" means Subpart O-Book-Entry Procedure of Title 31 of the Code of Federal Regulations (31 CFR section 306.115 et seq.) and any other regulations of the United States Treasury Department from time to time applicable to the transfer or pledge of book-entry Treasury Securities.

         2. THE PLEDGE. The Holders from time to time of the Units acting through the Unit Agent, as their attorney-in-fact, hereby pledge to the Collateral Agent (for the benefit of the Company and the Call Option Holder as their interests may appear), and grant to the Collateral Agent, the Company and the Call Option Holder (as their interests may appear) a security interest in all of the right, title and interest of such Holders in and to, the Pledged Securities underlying such Units (and proceeds therefrom), as collateral security to ensure the performance when due by such Holders of their respective obligations under the Purchase Contracts and Call Options underlying such Units. Concurrently with the execution of this Agreement, the initial Holders of the first 1,500,000 Normal Units issued under the Master Unit Agreement, the Unit Agent and the Collateral Agent are causing 1,500,000 QUIPS to be delivered to, and registered in the name of, the Collateral Agent, and such QUIPS will thereupon constitute Pledged Securities forming a part of such Normal Units. As used in this Section 2, the term "delivery" shall have the meaning ascribed to it in the Uniform Commercial Code of the State of New York. In the event that any or all of the additional 225,000 Normal Units that may be issued as a result of an exercise of the overallotment option of the underwriters under the Underwriting Agreement are issued pursuant to the Master Unit Agreement at or after the execution of this Agreement, the initial Holders of such Normal Units, the Unit Agent and the Collateral Agent shall cause a number of QUIPS equal to the number of such Normal Units to be delivered to, and registered in the name of, the Collateral Agent, and such QUIPS will thereupon constitute Pledged Securities forming a part of such Normal Units. In addition, the execution hereof by the Unit Agent and the Collateral Agent shall constitute an acknowledgment by the Collateral Agent (as securities intermediary or otherwise) of the Pledge and of its holding of such QUIPS or other Pledged Securities substituted therefor in accordance with the provisions hereof subject to the Pledge and of its crediting such QUIPS or other Pledged Securities to a separate account for purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction and the Applicable Treasury Regulations. Subject to the Pledge, the Holders from time to time of the Units shall have full beneficial ownership of the Pledged Securities underlying such Units, and shall be entitled (directly or through the Collateral Agent) to all of the rights provided by such Pledged Securities, and the Company and the Call Option Holder shall have no rights with respect to such Pledged Securities other than their respective security interests therein.

         3. PAYMENTS IN RESPECT OF THE PLEDGED SECURITIES. Any payment received by the Collateral Agent in respect of the Pledged Securities underlying any Normal Units or Stripped Units shall be paid by the Collateral Agent, by wire transfer in same day funds no later than 1:00 p.m., New York City time, on the date of receipt (or, if such payment is received by the

Collateral Agent on a day that is not a Business Day or after noon, New York City time, on a Business Day, then such payment shall be made by the Collateral Agent no later than 10:00 a.m., New York City time, on the next succeeding Business Day), as follows:

         (a) in the case of payments not scheduled to fall on the Stock Purchase Date, (i) first, to the Company, to the account designated by it for such purpose, in an amount equal to the Contract Fees, if any, then payable to the Company in respect of such Units, and (ii) second, to the extent of any amount remaining after the payment (if any) referred to in clause (i) above, to the Unit Agent, to the account designated by it for payments in respect of Normal Units or the account designated by it for payments in respect of Stripped Units, as the case may be; and

         (b) in the case of payments scheduled to fall on the Stock Purchase Date, (i) with respect to payments received in respect of Units which are Paid Units (as specified in the notice from the Unit Agent referred to in Section 4),
(x) first, to the Company, to the account designated by it for such purpose, in an amount equal to the unpaid Contract Fees, if any, payable to the Company in respect of such Paid Units, and (y) second, to the extent of any amount remaining after the payment (if any) referred to in clause (x) above, to the Unit Agent, to the account designated by it for payments in respect of Paid Units which are Normal Units or the account designated by it for payments in respect of Paid Units which are Stripped Units, as the case may be; and (ii) with respect to payments received in respect of Units which are Unpaid Units (as specified in the notice from the Unit Agent referred to in Section 4), (x) first, to the Company, to the account designated by it for such purpose, in an amount equal to the unpaid Contract Fees, if any, payable to the Company in respect of such Unpaid Units, and (y) second, to the extent of any amount remaining after the payment (if any) referred to in (x) above, to the Unit Agent, to the account designated by it for payments in respect of Unpaid Units which are Normal Units; provided, however, that if the Company disputes the notice from the Unit Agent referred to in Section 4 and notifies the Collateral Agent, prior to noon, New York City time, on the Stock Purchase Date, that the number of Paid Units or the number of Unpaid Units (or both) is different than that indicated in such notice, the foregoing payments with respect to any Paid Units or Unpaid Units subject to dispute shall not be paid until such dispute is resolved.

         All payments received by the Unit Agent as provided herein shall be applied by the Unit Agent pursuant to the provisions of the Master Unit Agreement.

         4. NOTICE WITH RESPECT TO NUMBERS OF PAID UNITS AND UNPAID UNITS; EXERCISE OF JUNIOR SUBORDINATED DEBENTURE PUT OPTIONS WITH RESPECT TO UNPAID UNITS. By 11:00 a.m., New York City time, on the Stock Purchase Date, the Unit Agent shall, as provided in the Master Unit Agreement, notify the Company and the Collateral Agent as to the number of Normal Units and the number of Stripped Units, respectively, which are Paid Units and the number of Normal Units and the number of Stripped Units, respectively, which are Unpaid Units. Promptly after receiving such notification, (a) if QUIPS underlie the Unpaid Units of any Holder, the Collateral Agent, on behalf of such Holder, shall exercise such Holder's right under the Declaration to require the Trust to distribute Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such QUIPS, in exchange for such QUIPS, and, upon receiving such Junior Subordinated Debentures, shall thereupon, as Put Agent, exercise the Junior

Subordinated Debenture Put Option with respect thereto and (b) if Junior Subordinated Debentures underlie such Unpaid Units, the Collateral Agent, on behalf of such Holder, shall, as Put Agent, exercise the Junior Subordinated Debenture Put Option with respect thereto. The payment received by the Collateral Agent from the exercise of any Junior Subordinated Debenture Put Option shall then be applied by the Collateral Agent in accordance with Section 3(b).

         5.  RELEASE AND SUBSTITUTION OF PLEDGED SECURITIES.

         (a) Upon notice to the Collateral Agent by the Company or the Unit Agent that there has occurred a Termination Event, the Collateral Agent shall release all Pledged Securities from the Pledge and shall transfer such Pledged Securities, free and clear of any lien, pledge or security interest created hereby, to the Unit Agent for delivery by the Unit Agent pursuant to the provisions of the Master Unit Agreement.

         (b) Upon notice to the Collateral Agent by the Call Option Holder that the Call Option Holder is exercising the Call Options in accordance with the terms of the Call Option Agreement with respect to the QUIPS or Junior Subordinated Debentures underlying the Normal Units, provided that the Collateral Agent receives the requisite Aggregate Consideration Deliverable on Exercise of the Call Options on the Call Settlement Date specified in such notice, the Collateral Agent shall transfer such QUIPS or Junior Subordinated Debentures, free and clear of any lien, pledge or security interest created hereby, to the Call Option Holder or its designee as specified in such notice, whereupon (i) the Treasury Securities constituting all or a part of the Aggregate Consideration Deliverable Upon Exercise of the Call Options so received by the Collateral Agent shall be subject to the Pledge with respect to the Normal Units and (ii) the Pledge shall cease to constitute a security interest for the benefit of the Call Option Holder.

         (c) In connection with a Stripped Unit Creation, upon request by the Unit Agent to the Collateral Agent to release the then Pledged Securities underlying the number of Normal Units indicated in such request, provided that the Collateral Agent has received (i) the Treasury Securities and cash required by Section 309(a)(i) of the Master Unit Agreement for a Stripped Unit Creation relating to such Normal Units and (ii) if the Call Options underlying such Normal Units remain exercisable on the date of receipt of such instruction, an instrument from the Call Option Holder releasing its security interest in the Pledged Securities underlying such Normal Units and agreeing that such Call Options no longer underlie such Normal Units (or the Stripped Units they become), the Collateral Agent shall release such Pledged Securities, free and clear of any lien, pledge or security interest created hereby, to the Unit Agent for delivery by the Unit Agent pursuant to the provisions of the Master Unit Agreement, whereupon the Treasury Securities so received by the Collateral Agent shall be subject to the Pledge and constitute the Pledged Securities underlying the Stripped Units so created.

         (d) In connection with the delivery to the Collateral Agent of Treasury Securities pursuant to Section 5(b) or (c), such delivery shall be by Federal Reserve Bank-Wire to the account of the Collateral Agent designated by it for such purpose, and the Collateral Agent and the Call Option Holder or transferring Holder of Normal Units, as the case may be, shall take appropriate action (i) so that the applicable Federal Reserve Bank through which such Treasury Securities have been purchased will reflect such transfer and the Pledge of such Treasury Securities in accordance with Applicable Treasury Regulations and (ii) as may be required to perfect the Pledge under Applicable Treasury Regulations.

         (e) In the event the Trust is dissolved while any QUIPS are Pledged Securities underlying Normal Units, the Junior Subordinated Debentures issued upon dissolution thereof shall be delivered to the Collateral Agent in exchange for such QUIPS, whereupon such QUIPS shall cease to constitute Pledged Securities and the Junior Subordinated Debentures so received by the Collateral Agent shall be subject to the Pledge and constitute the Pledged Securities underlying such Normal Units.

         (f) On the Stock Purchase Date, the Collateral Agent shall release the QUIPS or Junior Subordinated Debentures underlying Units which are Paid Units (as specified in the notice from the Unit Agent referred to in Section 4), free and clear of any lien, pledge or security interest created hereby, to the Unit Agent for delivery pursuant to the provisions of the Master Unit Agreement; provided, however, that if the Company disputes the notice from the Unit Agent referred to in Section 4 and notifies the Collateral Agent, prior to noon, New York City time, on the Stock Purchase Date, that the number of Paid Units is different from that indicated in such notice, the foregoing release with respect to any Paid Units subject to dispute shall not be made until such dispute is resolved.

         6.  RIGHTS AND REMEDIES.

         (a) The Collateral Agent shall have all of the rights and remedies with respect to the Pledged Securities of a secured party under the Uniform Commercial Code as in effect in the State of New York (the "Code") (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and, with respect to Pledged Securities which are Treasury Securities, the Applicable Treasury Regulations, and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted.

         (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments due to the Company pursuant to the Purchase Contracts underlying any Units, the Collateral Agent shall have and may exercise, with reference to the Pledged Securities underlying such Units and the obligations of the Holders of such Units, any and all of the rights and remedies available to a secured party under the Code and the Applicable Treasury Regulations after default by a debtor, and as otherwise granted herein or under any other law.

         (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of principal of or distributions or interest on the Pledged Securities, in each case subject to the provisions hereof.

         (d) The Unit Agent, the Call Option Holder and each Holder of Units agree that, from time to time, upon the written request of the Collateral Agent, the Unit Agent, the Call Option Holder or such Holder of Units shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder.

         7. THE COLLATERAL AGENT. The Collateral Agent, the Company and the Call Option Holder hereby agree among themselves as follows (it being understood and agreed that neither the Unit Agent nor any Holder of Units shall have any rights under this Section 7):

         (a) Appointment, Powers and Immunities. The Collateral Agent shall act hereunder as agent for the Company and the Call Option Holder, with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Collateral Agent: (i) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against the Collateral Agent, nor shall the Collateral Agent be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof; (ii) shall not be responsible to the Company or the Call Option Holder for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Units, the Master Unit Agreement, or the Call Option Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Units, the Master Unit Agreement or the Call Option Agreement or any other document referred to or provided for herein or therein or for any failure by the Company, the Call Option Holder, or any other Person (except the Collateral Agent) to perform any of its obligations hereunder or thereunder; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 7(b) hereof); (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence; and (v) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any Units or any property deposited hereunder. Subject to the foregoing, during the term of this Agreement the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Pledged Securities hereunder.

         No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent be liable for any amount in excess of the value of the Pledged Securities.

         (b) INSTRUCTIONS OF THE COMPANY. The Company (or, with respect to matters relating to the Call Options, the Call Option Holder) shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) no Company direction shall in any way adversely affect the rights of the Call Option Holder hereunder or under the Call Options and no Call Option Holder direction shall in any way adversely affect the rights of the Company hereunder or under the Purchase Contracts, (ii) such direction shall not conflict with the provisions of any law or of this Agreement and (iii) the Collateral Agent shall be adequately indemnified as provided herein. Nothing in this Section 7(b) shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

         (c) RELIANCE BY COLLATERAL AGENT. The Collateral Agent shall be entitled to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company or the Call Option Holder, as the case may be, in accordance with this Agreement.

         (d) RIGHTS IN OTHER CAPACITIES. The Collateral Agent and its affiliates may (without having to account therefor to the Company or the Call Option Holder) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Unit Agent and any Holder of Units as if it were not acting as the Collateral Agent, and the Collateral Agent and its affiliates may accept fees and other consideration from the Unit Agent and any Holder of Units without having to account for the same to the Company or the Call Option Holder, provided that the Collateral Agent covenants and agrees with the Company and the Call Option Holder that the Collateral Agent shall not accept, receive or permit there to be created in its favor any security interest, lien or other encumbrance of any kind in or upon the Pledged Securities.

         (e) NON-RELIANCE ON COLLATERAL AGENT. The Collateral Agent shall not be required to keep itself informed as to the performance or observance by the Unit Agent or any Holder of Units of this Agreement, the Master Unit Agreement, the Call Option Agreement, the Units or any other document referred to or provided for herein or therein or to inspect the properties or books of the Unit Agent or any Holder of Units. The Collateral Agent shall not have any duty or responsibility to provide the Company or the Call Option Holder with any credit or other information concerning the affairs, financial condition or business of the Unit Agent or any Holder of Units that may come into the possession of the Collateral Agent or any of its affiliates.

         (f) COMPENSATION AND INDEMNITY. The Company agrees: (i) to pay the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder and (ii) to indemnify the Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties.

         (g) FAILURE TO ACT. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the undersigned and/or any other person or entity with respect to any funds or property deposited hereunder, the Collateral Agent shall be entitled, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent shall not be or become liable in any way to any of the undersigned for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent or (ii) the Collateral Agent shall have received security or an indemnity satisfactory to the Collateral Agent sufficient to save the Collateral Agent harmless from and against any and all loss, liability or expense which the Collateral Agent may incur by reason of its acting. The Collateral Agent may in addition elect to commence an interpleaded action or seek other judicial relief or orders as the Collateral Agent may deem necessary. Notwithstanding anything contained herein to the contrary, the Collateral Agent shall not be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

         (h) RESIGNATION OF COLLATERAL AGENT. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, (i) the Collateral Agent may resign at any time by giving notice thereof to the Company, the Unit Agent and, if the Call Options are exercisable or have been exercised but not settled, the Call Option Holder, (ii) the Collateral Agent may be removed at any time by the Company (provided, that, if the Call Options are exercisable or have been exercised but not settled, the Call Option Holder shall have consented to such removal), and (iii) if the Collateral Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than twenty (20) days after receiving notice of such failure by the Unit Agent and such failure shall be continuing, the Collateral Agent may be removed by the Unit Agent. The Unit Agent shall promptly notify the Company and, if the Call Options are exercisable or have been exercised but not settled, the Call Option Holder of any removal of the Collateral Agent pursuant to clause (iii) of the immediately preceding sentence. Upon any such resignation or removal, the Company and, if the Call Options are exercisable or have been exercised but not settled, the Call Option Holder shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. The Collateral Agent shall be a bank which has an office in New York, New York with a combined capital and surplus of at least 050,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall take all appropriate action to transfer any money and property held by it hereunder (including the Pledged Securities) to such successor Collateral Agent. The retiring Collateral Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent hereunder. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, the provisions of this Section 6 shall continue in effect for its benefit in respect of an} actions taken or omitted to be taken by it while it was acting as the Collateral Agent.

         (i) RIGHT TO APPOINT AGENT OR ADVISOR. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by such agents or advisors selected in good faith.

         The provisions of this Section 7 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent.

         8.  MISCELLANEOUS.

         (a) AMENDMENTS. This Agreement may be amended in the manner set forth in Section 8.1 of the Master Unit Agreement. In executing any amendment permitted by this Section, the Collateral Agent shall be entitled to receive and (subject to Section 8(a) hereof) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.

         (b) NO WAIVER. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         (c)  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  The
Company, the Call Option Holder, the Collateral Agent and the Holders from time to time of the Units, acting through the Unit Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Call Option Holder, the Collateral Agent and the Holders from time to time of the Units, acting through the Unit Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         (d) LEGAL HOLIDAYS. In any case where any Quarterly Payment Date or the Stock Purchase Date shall not be a Business Day, then (notwithstanding any other provision of this Agreement or of the Units) the actions required by this Agreement to occur on such date shall not occur on such date, but instead shall occur on the next succeeding Business Day with the same force and effect as if they had occurred on such Quarterly Payment Date or Stock Purchase Date, as the case may be; except that if such next succeeding Business Day is in the next calendar year, such actions shall occur on the immediately preceding Business Day with the same force and effect as if made on such Quarterly Payment Date or Stock Purchase Date.

         (e) NOTICES. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

         (f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Call Option Holder, the Collateral Agent and the Unit Agent, and the Holders from time to time of the Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Unit Agent.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         (h) SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         (i) EXPENSES, ETC. The Company agrees to reimburse the Collateral Agent for: (i) all reasonable out-of-pocket costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent), in connection with (ii) the negotiation, preparation, execution and delivery or performance of this Agreement and (iii) any modification, supplement or waiver of any of the terms of this Agreement; (iv) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (A) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Units to satisfy its obligations under the Purchase Contracts or Call Options forming a part of the Units and (B) the enforcement of this

Section 8(i); and (v) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

         (j) SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time of the Units here under, shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of any provision of the Units or any other agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Units under the related Purchase Contracts or Call Options or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Master Unit Agreement or any Units or any other agreement or instrument relating thereto; or

                  (iii) any other circumstance which might otherwise constitute a defense available to, or discharge of, borrower, a guarantor or a pledger.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        AIRTOUCH COMMUNICATIONS, INC.



                                        By
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                                        Name
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                                        Title
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                                        Address for Notices:

                                        201 Mission Street, 18th Floor
                                        San Francisco, CA 94105
                                        Attention:_____________________________
                                        Telecopy:______________________________

                                        [_______________], as Call Option Holder


                                        By
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                                        Name
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                                        Title
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                                        Address for Notices:


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                                        Attention:
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                                       [_______________], as Collateral Agent


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                                       Name
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                                       Title
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                                       Address for Notices:


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                                       Attention:
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                                       [_______________], as Unit Agent and as
                                       attorney-in-fact of the Holders from
                                       time to time of the Units


                                       By
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                                       Name
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                                       Title
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                                       Address for Notices:


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                                       Attention:
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